Exhibit 10.1

BROADRIDGE FINANCIAL SOLUTIONS, INC.

DIRECTOR DEFERRED COMPENSATION PROGRAM

(Amended and Restated Effective as of November 17, 2010)

I.	Name and Purpose

The name of this program is the Broadridge Financial Solutions, Inc. Director Deferred Compensation Program (the “Plan”). The Plan supersedes and amends in its entirety the program of the same name that was adopted on April 11, 2007 and subsequently amended and restated as of December 31, 2008. Its purpose is to provide non-employee directors of Broadridge Financial Solutions, Inc. (the “Company”) with an opportunity to defer cash compensation earned as a director.

II.	Participants

Any director of the Company who is not an employee of the Company or of a subsidiary of the Company (a “Director”) shall be eligible to participate in the Plan. Any Director who elects to participate in the Plan is hereinafter called a “Participant.” The Plan shall establish for each Participant an unfunded deferred compensation account (an “Account”).

III.	Election of Deferral

(A)	On or before December 31 of any year, each Director shall be entitled to make an irrevocable election to defer receipt of 100% of the annual cash retainer fees and meeting fees otherwise payable to such Director during the following year for service during such following year on the Board of Directors of the Company (the “Board”) and its committees. Any such election for a calendar year shall become irrevocable as of December 31 of the immediately preceding year.

(B)	A newly elected Director may, within 30 days following the date such Director first becomes a member of the Board, make an irrevocable election to defer receipt of 100% of the annual cash retainer fees and meeting fees otherwise payable to the Director for the remainder of the calendar year in which such Director joins the Board; provided that such election shall be effective only with respect to compensation paid for services to be performed after the date on which such election is made.

(C)

A Participant’s deferral election shall be delivered to the Company on or before December 31 of the year preceding the first year to which such election relates, except an election to defer by any newly-elected Director may be delivered at any time within thirty (30) days following the date such Director first becomes a member of the Board. An election shall be given continuing effect for subsequent years until a new election terminating such previous election or specifying a different election shall be delivered to the Company. Any such new election shall apply only to compensation earned in years subsequent to the year in which such new election is delivered and shall become irrevocable as of December 31 of the year in which such new election is delivered.

IV.	Deferred Compensation Accounts

(A)	All compensation deferred by a Participant pursuant to Section III hereof shall be credited to the Participant’s Account in the form of Deferred Units. The Deferred Units shall be credited to the Participant’s Account as of the date when the amount so deferred otherwise would have been payable if it had not been deferred, and the number of Deferred Units so credited (including fractional Deferred Units) shall be determined by dividing the amount of compensation deferred by the applicable “Crediting Price,” as determined pursuant to this Section. Each Deferred Unit shall have the same value as a share of common stock of the Company (the “Common Stock”) and shall be entitled to dividend equivalents as provided below. Deferred Units shall not have any voting rights, shall not represent actual shares of Common Stock, and shall not give any Participant any rights as a stockholder in the Company.

(B)	As of each date of payment of a dividend on the Common Stock, there shall be credited to a Participant’s Account in cash as “dividend equivalents” the following amount:

(i) In the case of cash dividends, the dividend payable on the number of shares of Common Stock corresponding to the number of Deferred Units credited to the Participant’s Account on the record date for such dividend; and

(ii) In the case of dividends payable in property other than cash or Common Stock, an amount equal to the fair market value of such property, determined by the Committee as of the date of payment, payable on the number of shares of Common Stock corresponding to the number of Deferred Units credited to the Participant’s Account on such record date.

(C)	With respect to amounts credited to the Participant’s Account in cash as “dividend equivalents,” such amount shall be credited with “interest equivalents” at a rate equal to the rate on five year US Treasury bonds rounded up to the next quarter point, as determined on the immediately preceding July 1. Interest equivalents will be credited on the last day of each calendar quarter and shall continue to be so credited until such time as the entire cash balance of such Account shall have been distributed. The amount credited to a Participant’s Account as dividend equivalents, together with interest equivalents credited thereon, is referred to herein as the Participant’s “Cash Amount.”

(D)

The “Crediting Price” with respect to any compensation deferred in Deferred Units pursuant to this Section IV shall mean the fair market value of the Common Stock on the date on which such compensation otherwise would have been payable if it had not been deferred. For all purposes of the Plan, “fair market value” of the Common Stock on any date shall mean the closing price of the

Common Stock on the New York Stock Exchange on such date or, if no sales shall have been made on such date, on the next preceding date on which there were sales of the Common Stock on the New York Stock Exchange.

V.	Method of Distribution of Deferred Compensation

(A)	At the time a Participant first makes an election to defer compensation under the Plan, the Participant shall also make an irrevocable election setting forth the method of distribution for the entire amount credited to the Participant’s Account under the Plan for all years of participation. The method of distribution selected shall be either a single lump sum payment or up to five annual installments, in either case commencing (as described below) upon the Participant’s “Separation From Service” (within the meaning of Treas. Reg. § 1.409A-1(h)) with the Company. A distribution election for a Participant must be made no later than the last day for making such first deferral election under the Plan, and it shall be irrevocable.

(B)	If the Participant has elected to be paid in a single lump sum, subject to earlier payment in the event of death or Disability (as defined below) as set forth in Section VI below, the Participant’s entire Account will be paid as soon as administratively practicable following the Participant’s Separation From Service with the Company, but in no event more than ninety days thereafter. In the event the Participant has elected to be paid in annual installments, subject to earlier payment in the event of death or Disability as set forth in Section VI below, each installment payment will be made in December of the applicable year, beginning with the first December following the date of the Participant’s Separation From Service with the Company. If annual installments are elected, the amount of the payment for a year shall be equal to the value of the Participant’s Account at the time of such payment, divided by the total number of annual installments remaining to be paid. If a Participant makes an election to be paid in installments, the Participant must select the number of installments (up to 5), and the amount of each annual installment from the Participant’s Deferred Units and his or her Cash Amount for any year shall each be calculated separately in accordance with the Participant’s distribution election and in accordance with this Section V(B).

(C)	All distributions under the Plan shall be in the form of cash, and the amount shall be based on the value of the Participant’s Account at the close of business on the day immediately preceding the payment date. For this purpose, the value of the Deferred Units in the Participant’s Account shall be equal to the number of Deferred Units in the Account multiplied by the fair market value of the Common Stock as of the day immediately preceding the payment date, determined as set forth in Section IV(D) above.

VI.	Distribution upon Death or Disability

If any Participant shall die or become “Disabled” (within the meaning of Treas. Reg. § 409A-3(i)(4)) while a Director, or thereafter, before receiving all amounts credited to his or her

Account, the total value of the Participant’s Account shall be distributed in cash in one lump sum to the Participant or any beneficiary or beneficiaries designated by the Participant pursuant to Section XI or, in the absence of such designation, to such Participant’s estate. Any amount distributed pursuant to this Section VI shall be distributed within 90 days after the date of such death or Disability, as the case may be.

VII.	Participant’s Rights in Account

All amounts deferred under the Plan shall remain the sole property of the Company, subject to the claims of its general creditors and available for its use for whatever purposes are desired. With respect to amounts deferred, a Participant shall be merely a general creditor of the Company, and the obligation of the Company hereunder shall be purely contractual and shall not be funded or secured in any way.

VIII.	Administration

The Compensation Committee of the Board (the “Committee”) shall administer, interpret and make determinations under the Plan and perform such other functions as are assigned to the Committee under the Plan. The Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it may deem appropriate for the proper administration or operation of the Plan. Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons.

IX.	Indemnification and Exculpation

(A)	Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

(B)

Each member of the Board, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board, or an officer or employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

X.	Adjustment in Event of Changes in Capitalization

In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee may make such equitable adjustments, to prevent dilution or enlargement of rights, as it may deem appropriate in the number of Deferred Units credited to Participant Accounts under the Plan.

XI.	Designation of Beneficiaries and Effect of Death

A Participant may file with the Company a written designation of beneficiary or beneficiaries under the Plan (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe) to receive in cash, in the event of the death of such Participant, the unpaid amount in the Participant’s Account in accordance with Section VI above.

XII.	No Right to Reelection

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Participant for reelection by the Company’s stockholders, nor confer upon any Participant the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

XIII.	Withholding of Taxes

The Company shall have the right, prior to the distribution of any amount from a Participant’s Account, to withhold from such amount an amount sufficient to satisfy any withholding taxes that the Company may be required by law to pay with respect to such distribution.

XIV.	No Assignment of Benefits

No rights or benefits under the Plan shall, except as otherwise specifically provided by law, be subject to assignment (except for the designation of beneficiaries pursuant to Section XI above), nor shall such rights or benefits be subject to attachment or legal process for or against a Participant or his or her beneficiary or beneficiaries.

XV.	Amendment and Termination

The Plan may at any time be amended, modified or terminated by the Board or the Committee; provided, however, that no distribution of benefits shall occur upon termination of this Plan unless applicable requirements of Section 409A (as defined below) have been met. No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts accrued in his or her Account.

XVI.	Governing Law

 The Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws thereof.

XVII.	Code Section 409A.

 It is intended that this Plan will comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations and guidelines promulgated thereunder (collectively, “Section 409A”), to the extent the Plan is subject thereto, and the Plan shall be interpreted on a basis consistent with such intent. Notwithstanding any provision to the contrary in this Plan, if a Participant is deemed on the date of his or her Separation From Service with the Company to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment that is considered deferred compensation under Section 409A payable on account of a Separation From Service that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code (after taking into account any applicable exceptions to such requirement), such payment shall be paid on the date that is the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation From Service, or (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section XVII (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Participant in a lump sum and any remaining payments due under this Plan shall be paid in accordance with the normal payment dates specified for them herein. Whenever a payment under this Plan specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days after Separation From Service”), the actual date of payment within the specified period shall be within the sole discretion of the Company. Whenever payments under this Plan are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A.